Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Body and Mind Inc.

Vancouver, British Columbia, Canada

As independent registered public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Body and Mind Inc. on Form S-8 (No. 333-237700) of our report dated August 19, 2022, with respect to our audit of the financial statements of Canopy Monterey Bay, LLC, as of and for the year ending December 31, 2020, which is included in the Current Report on Form 8-K/A of Body and Mind Inc. dated March 6, 2023.

/s/ Sadler, Gibb & Associates, LLC

Draper, Utah

March 6, 2023